UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 102 South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 582-4923

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2022, the Board of Directors (the "Board") of Nkarta, Inc. (the "Company"), on the recommendation of the Nominating and Governance Committee of the Board, increased the size of the Board from nine directors to ten directors and appointed Angela Thedinga to the Board effective immediately. Ms. Thedinga will serve as an independent Class I director until the Company's 2024 annual meeting of stockholders, or until her earlier resignation, removal or death. Ms. Thedinga has not yet been appointed to any Board committee.

As a non-employee director, Ms. Thedinga will receive compensation in accordance with the Company's current Director Compensation Policy. Pursuant to this policy, upon the effective date of her appointment to the Board, Ms. Thedinga received a stock option award exercisable for 32,000 shares of the Company's common stock. The stock option will vest in three substantially equal installments on each of the first, second and third anniversaries of the date of grant. Ms. Thedinga will also receive an annual cash retainer in the amount of $40,000, payable on a quarterly basis, in arrears, and, for the first quarter of fiscal year 2022, pro-rated for the portion of the quarter during which she served as director.

Ms. Thedinga will also enter into an indemnification agreement with the Company in the form previously approved by the Board and filed with the Securities and Exchange Commission on July 2, 2020 as Exhibit 10.1 to the Company’s Amendment No. 1 to its Registration Statement on Form S-1.

There were no arrangements or understandings between Ms. Thedinga, and any other person pursuant to which Ms. Thedinga was selected as a member of the Board. Ms. Thedinga has no direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item. 7.01 Regulation FD Disclosure.

On March 29, 2022, the Company issued a press release announcing the appointment of Ms. Thedinga to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued on March 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: March 29, 2022	By:	/s/ Alicia Hager
Alicia J. Hager, J.D., Ph.D.
Chief Legal Officer